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                                                                   EXHIBIT 10.75


                                PARENT GUARANTEE

                                     MADE BY

                            APPLIEDTHEORY CORPORATION

                                   IN FAVOR OF

                          THE LENDERS IDENTIFIED HEREIN

                            DATED AS OF JULY 10, 2001
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                                TABLE OF CONTENTS


SECTION 1. DEFINED TERMS...................................................   2
   1.1     Definitions.....................................................   2
   1.2     Other Definitional Provisions...................................   3
SECTION 2. GUARANTEE.......................................................   3
   2.1     Guarantee.......................................................   3
   2.2     [INTENTIONALLY OMITTED].........................................   3
   2.3     No Subrogation..................................................   3
   2.4     Amendments, Etc. With Respect To The Obligations................   4
   2.5     Guarantee Absolute And Unconditional............................   4
   2.6     Reinstatement...................................................   5
   2.7     Payments........................................................   5
SECTION 3. REPRESENTATIONS AND WARRANTIES..................................   5
SECTION 4. COVENANTS.......................................................   5
SECTION 5. MISCELLANEOUS...................................................   6
   5.1     Amendments In Writing...........................................   6
   5.2     Notices.........................................................   6
   5.3     No Waiver By Course Of Conduct; Cumulative Remedies.............   6
   5.4     Enforcement Expenses; Indemnification...........................   6
   5.5     Successors And Assigns..........................................   7
   5.6     Set-Off.........................................................   7
   5.7     [INTENTIONALLY OMITTED].........................................   7
   5.8     Severability....................................................   7
   5.9     Section Headings................................................   7
   5.10    Integration.....................................................   7
   5.11    GOVERNING LAW...................................................   7
   5.12    Submission To Jurisdiction; Waivers.............................   8
   5.13    Acknowledgements................................................   8
   5.14    [INTENTIONALLY OMITTED].........................................   8
   5.15    Release Of Parent...............................................   8
   5.16    WAIVER OF JURY TRIAL............................................   9


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                  PARENT GUARANTEE, dated as of July 10, 2001, made by
APPLIEDTHEORY CORPORATION (the "PARENT" or "PARENT GUARANTOR"), a Delaware corporation, in favor of the Lenders as set forth in, and pursuant to, the Revolving Credit Agreement, dated as of July 10, 2001 (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), among the Parent, the Subsidiaries (as defined in the Loan Agreement) and the Lenders (as defined in the Loan Agreement).

                              W I T N E S S E T H:

                  WHEREAS, the Parent Guarantor is the parent of each of the Subsidiaries;

                  WHEREAS, pursuant to the Loan Agreement, the Lenders agreed to make the Loans to the Parent and each of the Subsidiaries upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the proceeds of certain of the Loans will be used by one or more of the Subsidiaries in connection with the operation of their respective businesses;

                  WHEREAS, the Parent and the Subsidiaries are engaged in related businesses, and each of the Parent and each Subsidiary will derive substantial direct and indirect benefit from the making of the Loans under the Loan Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make the Loans that the Parent shall have executed and delivered this Guarantee to the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Loan Agreement and to make the Loans, the Parent hereby agrees with the Lenders as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions

                  (a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

                  (b) The following terms shall have the following meanings:

                  "GUARANTEE": this Parent Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Subsidiaries, severally and jointly, to the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Loan Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Subsidiary, if a claim for post-filing or post-petition interest is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or


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hereafter incurred, which may arise under, out of, or in connection with, the
Loan Agreement, this Guarantee or the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Lenders that are required to be paid by any Subsidiary pursuant to the terms of any of the foregoing agreements).

                  1.2 Other Definitional Provisions

                  (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

                  2.1 Guarantee

                  (a) The Parent hereby, unconditionally and irrevocably, guarantees to the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each of the Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) [INTENTIONALLY OMITTED]

                  (c) [INTENTIONALLY OMITTED]

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of the Parent under the guarantee contained in this Section 2 shall have been satisfied by payment in full.

                  (e) No payment made by any of the Subsidiaries, the Parent, any other guarantor or any other Person or received or collected by the Lenders from the Subsidiaries, the Parent, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent hereunder which shall, notwithstanding any such payment (other than any payment made by the Parent in respect of the Obligations or any payment received or collected from the Parent in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Parent hereunder until the Obligations are paid in full.

                  2.2 [INTENTIONALLY OMITTED]

                  2.3 No Subrogation. Notwithstanding any payment made by the Parent hereunder or any set-off or application of funds of the Parent by the Lenders, the Parent shall not be entitled to be subrogated to any of the rights of the Lenders against the Subsidiaries or any collateral security or guarantee or right of offset held by the Lenders for the payment of the Obligations,


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nor shall the Parent seek or be entitled to seek any contribution or reimbursement from the Subsidiaries in respect of payments made by the Parent hereunder, until all amounts owing to the Lenders by the Subsidiaries on account of the Obligations are paid in full. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Parent in trust for the Lenders, segregated from other funds of the Parent, and shall, forthwith upon receipt by the Parent, be turned over to the Lenders in the exact form received by the Parent (duly indorsed by the Parent to the Lenders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lenders may determine.

                  2.4 Amendments, Etc. With Respect To The Obligations. The Parent shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Parent and without notice to or further assent by the Parent, any demand for payment of any of the Obligations made by the Lenders may be rescinded by the Lenders and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lenders, and the Loan Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lenders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lenders shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5 Guarantee Absolute And Unconditional. The Parent waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lenders upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this
Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Subsidiaries and the Parent, on the one hand, and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Parent waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Subsidiaries or the Parent with respect to the Obligations. The Parent understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Loan Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lenders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the Subsidiaries or any other Person against the Lenders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Subsidiary or the Parent) which constitutes, or


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might be construed to constitute, an equitable or legal discharge of such
Subsidiary for the Obligations, or of the Parent under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Parent, the Lenders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against any Subsidiary or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lenders to make any such demand, to pursue such other rights or remedies or to collect any payments from such Subsidiary or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release such Subsidiary or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Parent of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lenders against the Parent. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at anytime payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary or the Parent, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary or the Parent or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 Payments. The Parent hereby guarantees that payments hereunder will be paid to the Lenders without set-off or counterclaim in U.S. dollars at the address set forth or referred to in Section 11.1 of the Loan Agreement.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into the Loan Agreement and to make the Loans thereunder, the Parent hereby represents and warrants to the Lenders that the representations and warranties set forth in Section 4 of the Loan Agreement as they relate to the Parent or to the Loan Documents to which the Parent is a party, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Loan Agreement, and the Lenders shall be entitled to rely on each of them as if they were fully set forth herein, PROVIDED that each reference in each such representation and warranty to the knowledge of each Subsidiary shall, for the purposes of this Section 3, be deemed to be a reference to the Parent's knowledge.


                              SECTION 4. COVENANTS

                  The Parent covenants and agrees with the Lenders that, from and after the date of this Guarantee until the Obligations shall have been paid in full, the Parent (x) shall take, and/or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take


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such action or to refrain from taking such action by the Parent and (y) without limitation, shall take, and/or refrain from taking, as the case may be, all actions so that all covenants in Articles 6 and 7 of the Loan Agreements are performed in accordance with their terms.

                            SECTION 5. MISCELLANEOUS

                  5.1 Amendments In Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.6 of the Loan Agreement.

                  5.2 Notices. All notices, requests and demands to or upon the Lenders or the Parent hereunder shall be effected in the manner provided for in
Section 11.1 of the Loan Agreement and delivered to the address set forth therein.

                  5.3 No Waiver By Course Of Conduct; Cumulative Remedies. The Lenders shall not by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lenders would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  5.4 Enforcement Expenses; Indemnification

                  (a) The Parent agrees to pay, or reimburse the Lenders for, all its costs and expenses incurred after the occurrence and during the continuace of an Event of Default in collecting against the Parent under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Loan Documents to which the Parent is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Lenders.

                  (b) The Parent agrees to pay, and to save the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

                  (c) The Parent agrees to pay, and to save the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent any Subsidiary would be required to do so pursuant to the Loan Agreement.

                  (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Loan Agreement and the other Loan Documents.


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                  5.5 Successors And Assigns. This Guarantee shall be binding upon the successors and assigns of the Parent and shall inure to the benefit of the Lenders and their respective successors and assigns; PROVIDED that the Parent may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Lenders.

                  5.6 Set-Off. The Parent hereby irrevocably authorizes the Lenders at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to the Parent (any such notice being expressly waived by the Parent), to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lenders to or for the credit or the account of the Parent, or any part thereof in such amounts as the Lenders may elect, against and on account of the obligations and liabilities of the Parent to the Lenders hereunder and claims of every nature and description of the Lenders against the Parent, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as the Lenders may elect, whether or not the Lenders have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Lenders shall notify the Parent promptly of any such set-off and the application made by the Lenders of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

                  5.7 [INTENTIONALLY OMITTED]

                  5.8 Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  5.9 Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  5.10 Integration. This Guarantee and the other Loan Documents represent the agreement of the Parent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lenders relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  5.11 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


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                  5.12 Submission To Jurisdiction; Waivers. The Parent hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, located in New York County, New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent at its address referred to in Section 5.2 or at such other address of which the Lenders shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  5.13 Acknowledgements. The Parent hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents to which it is a party;

                  (b) the Lenders have no fiduciary relationship with or duty to the Parent arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Parent, on the one hand, and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Parent and the Lenders.

                  5.14 [INTENTIONALLY OMITTED]

                  5.15 Release Of Parent

                  Subject to Section 2.6, the Parent will be released from all liability hereunder concurrently with the repayment in full of all amounts owed under the Loan Agreement and the Loans.


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                  5.16 WAIVER OF JURY TRIAL. THE PARENT AND, BY ACCEPTANCE OF
THE BENEFITS HEREOF, EACH LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.


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                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.




                                APPLIEDTHEORY CORPORATION


                                By:         /s/ Danny E. Stroud
                                         ---------------------------------------
                                         Name:  Danny E. Stroud
                                         Title:  President and CEO